CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Mark McLeary, Chief Executive Officer of Del Toro Silver Corp. (the “Company”) hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-K of the Company for the year ended October 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 12, 2010	By:	/s/ Mark McLeary
Mark McLeary
President, Secretary, Treasurer, Chief Executive
Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Del Toro Silver Corp. and will be retained by Del Toro Silver Corp. and furnished to the Securities and Exchange Commission or its staff upon request.